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                                                                    EXHIBIT 99.4

                          NOTICE OF GUARANTEED DELIVERY

                              TECH DATA CORPORATION

                                OFFER TO EXCHANGE
                2.0% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2021
                           FOR ANY AND ALL OUTSTANDING
                2.0% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2021
                     (CUSIP Numbers 878237AB2 and 878237AC0)

               PURSUANT TO THE PROSPECTUS DATED NOVEMBER 16, 2004

      This Notice of Guaranteed Delivery or one substantially equivalent must be used to accept the exchange offer (as defined below) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, together with a properly completed Letter of Transmittal, must be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the prospectus, subject to completion, dated November 16, 2004 (the "PROSPECTUS," which, together with the related Letter of Transmittal, constitutes the "EXCHANGE OFFER") of Tech Data Corporation, a Delaware corporation ("TECH DATA").

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

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     By Facsimile:                                         By Registered or Certified Mail,
    (214) 468-6494                                       Courier, Hand or Overnight Delivery:
Attention: Frank Ivins                              J.P. Morgan Trust Company, National Association
                            For Information:                  Institutional Trust Services
                             (800) 275-2048                   2001 Bryan Street, 9th Floor
                                                                   Dallas, Texas 75201
                                                                 Attention: Frank Ivins
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      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A
FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED
                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent the aggregate principal amount of Existing Debentures tendered set forth below, by confirmation of the book-entry transfer of such Existing Debentures to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

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      The undersigned acknowledges that it must deliver the Existing Debentures tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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Aggregate Principal Amount of Existing Debentures Tendered:     $ _________________________________________________

Name of Firm: ______________________________________            ___________________________________________________
                                                                                (Authorized Signature)

Address: ___________________________________________            Title: ____________________________________________

____________________________________________________            Name: _____________________________________________
(Zip Code)                                                                       (Please type or print)

Area Code and Telephone Number:                                 Date:______________________________________________
____________________________________________________
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